UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

BEVERLY HILLS BANCORP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

This filing relates to a press release (“Press Release”) issued by Beverly Hills Bancorp Inc. (“Company”) and Orchard First Source Asset Management, LLC (“OFS”) in connection with the Company’s execution of a definitive agreement pursuant to which OFS’s wholly owned subsidiary OFS Funding, LLC will merge into First Bank of Beverly Hills (“FBBH” or “Bank”), the Company’s wholly owned indirect subsidiary.

The Press Release is being filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended.

Beverly Hills Bancorp Inc.

23901 Calabasas Rd., Ste. 1050

Calabasas, CA 91302

BEVERLY HILLS BANCORP INC. AND ORCHARD FIRST SOURCE ASSET MANAGEMENT, LLC

ANNOUNCE MERGER AGREEMENT

Merger Would Recapitalize First Bank of Beverly Hills and Facilitate New Business Strategy

Calabasas, Ca.—March 3, 2009—Beverly Hills Bancorp Inc. (“BHBC”) (Stock Ticker: BHBC.PK) and Orchard First Source Asset Management, LLC (“OFS”) jointly announced today the signing of a definitive agreement to merge OFS’s wholly owned subsidiary lender OFS Funding, LLC into First Bank of Beverly Hills (“FBBH” or “Bank”). The merger would result in substantial additional capital in the Bank and cause it to be “well-capitalized” under applicable regulations.

The merger represents the first step in a broader recapitalization and growth plan for the Bank. Following the merger, FBBH will convert from a wholesale bank into a more traditional bank, including a new emphasis on increasing core deposits. The asset portfolio will shift from a focus on real estate loans and securities to a more conventional, diversified loan portfolio of both mortgages and loans to non-real estate businesses. Additionally, the Bank will establish an SBA lending program directed to the Southern California business community.

Larry B. Faigin, President and Chief Executive Officer of BHBC and FBBH, commented on the agreement, “I am pleased to reach an agreement with OFS and we believe the capital additions and the business line expansion will result in long-term stability and growth for our bank.”

The merger agreement provides that OFS will receive shares representing at least 80% of the outstanding shares of BHBC. The actual number of shares will be determined based on the relative book values of OFS Funding and BHBC as of December 31, 2008 as adjusted for any additional loan reserves, write-downs, or charge-offs, certain transaction-related expenses and other items, with any shortfall of less than 80% of the outstanding shares filled by the sale of additional shares by BHBC to OFS.

Following the closing, the Boards of BHBC and FBBH will consist of five new directors designated by OFS who will be joined by two directors selected by BHBC.

The transaction, which is expected to close in the second or third quarter of 2009, is subject to various conditions, including receipt of regulatory approvals, completion of mutual due diligence and the approval of BHBC stockholders. The transaction is intended to satisfy the regulatory requirements outlined in the Order to Cease and Desist jointly issued to the Bank by the Federal Deposit Insurance Corporation and the California Department of Financial Institutions on February 13, 2009.

About Beverly Hills Bancorp

Beverly Hills Bancorp Inc. is a financial holding company and conducts its banking and lending operations through its primary subsidiary, First Bank of Beverly Hills. The Bank focuses on niche products, including the origination and acquisition of commercial and multi-family real estate loans. The Bank’s principal funding sources consist of certificates of deposit, borrowings from the Federal Home Loan Bank of San Francisco and repurchase agreements with major investment banks. The Bank is a California state-chartered commercial bank and is regulated by both the Federal Deposit Insurance Corporation and the California Department of Financial Institutions.

About Orchard First Source

Orchard First Source Asset Management (OFS) is a privately owned company focused on providing senior secured financing to middle market commercial and industrial companies in the United States. Established in 1995, OFS provides cash flow and asset-based financing solutions to its commercial and industrial corporate borrowers through a team of experienced lenders.

Since its inception, OFS has originated, structured and managed over 600 middle market loan transactions aggregating in excess of $8 billion. OFS operates primarily through its headquarters in Rolling Meadows, IL and maintains additional offices in Los Angeles and New York.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements about the consummation and timing of the merger, the business plan and prospective financial condition of Beverly Hills Bancorp Inc. and First Bank of Beverly Hills. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Those factors include, but are not limited to, the satisfactory completion by both parties of due diligence, the occurrence of any event, change or other circumstances that could give rise to termination of the agreement, the failure to obtain regulatory and stockholder or third party approval for the transaction, the impact of the current national and regional economy on small business loan demand in Southern California, loan delinquency rates, the ability of the Bank to retain customers, interest rate fluctuations and the impact on margins, demographic changes, demand for the products and services of the Bank following the transaction, as well as their ability to attract and retain qualified people, competition with other banks and financial institutions, and other factors. For a discussion of factors that could cause actual results to differ, please see the reports on Forms 10-K, 10-Q and 8-K as filed by Beverly Hills Bancorp Inc. with the Securities and Exchange Commission (the “SEC”). Readers should not place undue reliance on the forward-looking statements, which reflect the parties’ view only as of the date hereof. Neither Beverly Hills Bancorp Inc. nor Orchard First Source Asset Management, LLC undertakes any obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting the companies under PSLRA’s safe harbor provisions.

Additional Information

The proposed transaction will be submitted to the stockholders of Beverly Hills Bancorp Inc. for their consideration. Beverly Hills Bancorp Inc. will file a proxy statement to be sent to its stockholders, and it may file other relevant documents concerning the proposed transaction with the SEC. Stockholders are urged to read the proxy statement regarding the proposed transactions when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Beverly Hills Bancorp Inc. (including its subsidiary, First Bank of Beverly Hills) at the SEC’s web site (http://www.sec.gov).

BEVERLY HILLS BANCORP INC. AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM ITS STOCKHOLDERS IN CONNECTION WITH THE PROPOSED TRANSACTION. INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF BEVERLY HILLS BANCORP INC. IS SET FORTH IN A PROXY STATEMENT FILED WITH THE SEC ON SEPTEMBER 18, 2008, IN CONNECTION WITH ITS LAST ANNUAL MEETING OF STOCKHOLDERS. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF THOSE PARTICIPANTS AND OTHER PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE TRANSACTION MAY BE OBTAINED BY READING A PROXY STATEMENT REGARDING THE PROPOSED TRANSACTIONS WHEN IT BECOMES AVAILABLE. YOU MAY OBTAIN FREE COPIES OF THESE DOCUMENTS AS DESCRIBED ABOVE.

Contact Information:

BHBC:

Larry B. Faigin

Chief Executive Officer

Beverly Hills Bancorp Inc.

818-223-5474

800-515-1616, Ext. 5474

OFS:

Bill Mendel

Mendel Communications

(212) 397-1030

bill@mendelcommunications.com